     As filed with the Securities and Exchange Commission on May 30, 2000

                                                      Registration No.

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                 ANCHOR NATIONAL LIFE INSURANCE COMPANY
           (Exact name of registrant as specified in its charter)

California                            6311                      86-0198983
(State or other                 (Primary Standard            (I.R.S. Employer
jurisdiction of              Industrial Classification      Identification No.)
incorporation or Number)           organization)

                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)



                          Christine A. Nixon, Esquire

                     Anchor National Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                             ----------------------


===============================================================================
       Title of                         Proposed     Proposed
    Each Class of                       Maximum      Maximum
     Securities              Amount     Offering     Aggregate     Amount of
         to be                to be       Price      Offering     Registration
      Registered           Registered   Per Unit      Price           Fee
-------------------------------------------------------------------------------
Fixed Annuity Contract          *            *       $10,000,000      $2,640
===============================================================================


     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-18333


     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





================================================================================

                               [Polaris II LOGO]

                                    PROFILE


Incorporated by Reference to Registration Statement on Form S-3 File
No.: 333-18333 filed on April 18, 2000, effective May 1, 2000.

                                     [LOGO]

                                   Polaris II
                                   Prospectus



Incorporated by Reference to Registration Statement on Form S-3 File
No.: 333-18333 filed on April 18, 2000, effective May 1, 2000.

                                     PART II
                                     -------

               Information Not Required in Prospectus



Item 14.       Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


               SEC registration fee ................................. $  2,640
               Printing and engraving ...............................   50,000
               Legal fees and expenses ..............................   10,000
               Rating agency fees ...................................    7,500
               Miscellaneous ........................................   10,000
                                                                      --------
                   Total ............................................ $ 80,747
                                                                      ========


Item 15.       Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.


Item 16.       Exhibits and Financial Statement Schedules.


               Exhibit No.          Description
               -----------          -----------
               (1)    Form of Underwriting Agreement***
               (2)    Plan of Acquisition, Reorganization,
                      Arrangement, Liquidation or Succession**
               (3)    (a)    Articles of Incorporation***
                      (b)    By-Laws***
               (4)    (a)    Polaris II Group Annuity Certificate***
                      (b)    Polaris II (Principal Rewards)
                             Group Annuity Certificate*****
                      (c)    Polaris II Individual Annuity Contract***
                      (d)    Polaris II (Principal Rewards)
                             Individual Annuity Contract*****
                      (e)    Polaris II Participant Enrollment Form*****
                      (f)    Polaris II Annuity Application*****
               (5)           Opinion of Counsel re: Legality of Securities*
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share
                             Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (21)          Subsidiaries of Registrant******
               (23)          (a)    Consent of Independent Accountants*
                             (b)    Consent of Attorney***
               (24)          Powers of Attorney*
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule****
               (28)          Information Reports Furnished to State
                             Insurance Regulatory Authority**
               (29)          Other Exhibits**

                                    *       Herewith
                                    **      Not Applicable
                                    ***     Incorporated by Reference to
                                            Pre-Effective Amendment No. 1 to
                                            Registration Statement No. 333-18333
                                            on Form S-1 filed on April 18, 1997.
                                    ****    Incorporated by Reference to
                                            Post-Effective Amendment No. 5 to
                                            Registration Statement No. 333-18333
                                            on Form S-3 Filed February 2, 1999.
                                    *****   Incorporated by Reference to
                                            Post-Effective Amendment No. 7 to
                                            Registration Statement No. 333-18333
                                            on Form S-3 Filed April 1, 1999
                                    ******  Incorporated by Reference to
                                            Post-Effective Amendment No. 8 to
                                            Registration Statement No. 333-18333
                                            on Form S-3 Filed June 23, 1999.

Item 17.       Undertakings.

                The undersigned registrant hereby undertakes:


        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 30th day of May, 2000.

                             By: ANCHOR NATIONAL LIFE INSURANCE COMPANY



                             By:    /s/ JAY S. WINTROB
                                ---------------------------------------
                                    Jay S. Wintrob
                                    Executive Vice President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                        DATE
        ---------                      -----                        ----

/s/ ELI BROAD                President, Chief Executive         May 30, 2000
----------------               Officer, & Chairman of
Eli Broad                            Board
                           (Principal Executive Officer)


/s/ N. SCOTT GILLIS         Senior Vice President &             May 30, 2000
----------------                    Director
N. Scott Gillis           (Principal Financial Officer)


/s/ GREGORY M. OUTCALT        Senior Vice President &           May 30, 2000
----------------------             Controller
Gregory M. Outcalt         (Principal Accounting Officer)


/s/ JAMES R. BELARDI         Senior Vice President &            May 30, 2000
----------------                    Director
James R. Belardi


/s/ JANA W. GREER            Senior Vice President &            May 30, 2000
----------------                    Director
Jana W. Greer


/s/ JAY S. WINTROB         Executive Vice President &           May 30, 2000
----------------                    Director
Jay S. Wintrob


/s/ MARC H. GAMSIN            Senior Vice President &           May 30, 2000
-----------------                    Director
Marc H. Gamsin


                                  EXHIBIT INDEX


Number                       Description
------                       -----------
Exhibit 5           Opinion of Counsel re: Legality of Securities

Exhibit 23(a)       Consent of Independent Accountants

Exhibit 24          Powers of Attorney